                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                             TENDER OF SHARES OF
      COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
    (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      OF
                                 CONRAIL INC.
                                      TO
                      ATLANTIC ACQUISITION CORPORATION,
                         A WHOLLY OWNED SUBSIDIARY OF
                         NORFOLK SOUTHERN CORPORATION
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This revised Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Shares"), or shares of Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), are not immediately available, (ii) time will not permit all required documents to reach The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Third Supplement to the Offer to Purchase, dated January 22, 1997 (the "Third Supplement")) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. All references herein to the Common Shares, ESOP Preferred Shares or Shares include the associated Rights. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Procedures for Tendering Shares" of the Offer to Purchase, dated October 24, 1996 (the "Offer to Purchase"), as supplemented by the Supplement to the Offer to Purchase, dated November 8, 1996 (the "First Supplement"), the Second Supplement to the Offer to Purchase, dated December 20, 1996 (the "Second Supplement"), and the Third Supplement.

                       The Depositary for the Offer is:
                             THE BANK OF NEW YORK

                                                                                   By Hand or by
              By Mail:                   By Facsimile Transmission:             Overnight Delivery:
   Tender & Exchange Department       (for Eligible Institutions Only)
           P.O. Box 11248                      (212) 815-6213               Tender & Exchange Department
       Church Street Station                                                     101 Barclay Street
   New York, New York 10286-1248                                             Receive and Deliver Window
                                                                              New York, New York 10286
                                         For Information Telephone:
                                               (800) 507-9357

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Atlantic Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Norfolk Southern Corporation, a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, the First Supplement, the Second Supplement, the Third Supplement, and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and Rights specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Shares" of the Offer to Purchase, the First Supplement, the Second Supplement, and the Third Supplement.

  Number of Shares (including the associated Rights):
  ---------------------------------------------------------------------------

  Name(s) of Record Holder(s)
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

  Address(es):
  ---------------------------------------------------------------------------
                                                            (INCLUDE ZIP CODE)

  Area Code and Telephone Number:
  ---------------------------------------------------------------------------

  Certificate Number(s) (if available)
  ---------------------------------------------------------------------------

  Check ONE box if Shares or Rights will be tendered by book-entry transfer:

   [ ] The Depository Trust Company

   [ ] Philadelphia Depository Trust Company

  Signature(s):
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  Account Number
  ---------------------------------------------------------------------------

  Dated               , 199

                                  GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares and Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares and Rights into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed revised Letter of Transmittal or other Letter of Transmittal previously delivered to shareholders by Parent and Purchaser (or any facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the revised Letter of Transmittal, (x) in the case of Shares, within three New York Stock Exchange, Inc. trading days after the date of execution of this revised Notice of Guaranteed Delivery, or (y) in the case of Rights, within a period ending the later of
  (i) three New York Stock Exchange, Inc. trading days after the date of execution of this revised Notice of Guaranteed Delivery or (ii) three business days after the date Rights Certificates are distributed to shareholders.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the revised Letter of Transmittal or other Letter of Transmittal previously delivered to shareholders by Parent and Purchaser (or any facsimile thereof) and certificates for Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

  Name of Firm:
  ---------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

  Address:
  ---------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

  Area Code and
  Telephone Number:
  ---------------------------------------------------------------------------

  Name:
  ---------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

  Title:
  ---------------------------------------------------------------------------

  Date                 , 199

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE. SUCH
              CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



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